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                                                                    Exhibit 4.14

                                 FORM OF NOTE

                                      190
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                                                                       EXHIBIT A
                                                                       ---------

                                    FORM OF
                                     NOTE
                                     ----

                              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE BRIDGE FINANCING AGREEMENT DATED AS OF DECEMBER 1, 1999 (AS THE SAME MAYBE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, THE "AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM CITATION CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

                              THIS INSTRUMENT MAYBE ISSUED WITH ORIGINAL ISSUE
DISCOUNT. THE FOLLOWING PERSON MAY BE CONTACTED REGARDING INFORMATION WITH RESPECT TO THE ORIGINAL ISSUE DISCOUNT: THOMAS W. BURLESON, VICE-PRESIDENT AND ASSISTANT SECRETARY, CITATION CORPORATION, 2 OFFICE PARK CIRCLE, SUITE 204, BIRMINGHAM, ALABAMA 35223.

                              THIS SECURITY IS SUBJECT TO THE SUBORDINATION
PROVISIONS SET FORTH IN SECTION 2.10 OF THE AGREEMENT.


No. ___                                                           $[___________]

                             CITATION CORPORATION

                   Senior Subordinated Increasing Rate Note

                              CITATION CORPORATION, a Delaware corporation (and
its permitted successors and assigns) (the "Company"), for value received hereby promises to pay to [____________]., a [________] corporation (the "Holder"), the principal sum of [______________ ($__________)], in lawful money of the United States of America and in immediately available funds, on the Maturity Date (as defined in the Agreement) and to pay interest on the unpaid principal amount, in like money and funds, for the period commencing on the date of this Note until payment in full of the principal sum hereof has been made, at the rates per annum and on the dates and in the manner provided in the Agreement.

                              This Senior Subordinated Increasing Rate Note is
one of a duly authorized issue of Senior Subordinated Increasing Rate Notes of the Company (including any Additional Notes, the "Notes") referred to in the Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Agreement.

                              The Notes are transferable and assignable to one
or more purchasers in accordance with the limitations set forth in the Agreement. The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.

                              The Company shall keep at its principal office a
register (the "Register") in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Note. The ownership of the Notes shall be proven by the Register.

                              Upon the occurrence of an Event of Default, the
principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Agreement.

                                      191
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                              The obligations of the Company hereunder are
subordinated in right of payment to all Designated Senior Debt of the Company, as such term is defined in the Agreement, to the extent and manner provided for in Section 2.10 of the Agreement.

                              THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION). THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                              IN WITNESS WHEREOF, the Company has caused this
instrument to be duly executed.

Dated: December 1, 1999                                     CITATION CORPORATION


                           By:  __________________________
                                Name:
                                Title:

                                      192